QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330	Investors
Les Morris	317.263.7711	Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP REPORTS FOURTH QUARTER RESULTS,
ANNOUNCES QUARTERLY DIVIDEND
AND PROVIDES 2011 GUIDANCE

Indianapolis, Indiana—February 4, 2011 . . . Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today reported results for the quarter and year ended December 31, 2010.

Results for the Quarter Ended December 31, 2010

        Net income attributable to common stockholders was $217.9 million, or $0.74 per diluted share, in the quarter as compared to $91.5 million, or $0.32 per diluted share, in the prior year period.

        Funds from Operations ("FFO") as adjusted was $638.7 million, or $1.80 per diluted share, in the quarter as compared to $573.4 million, or $1.66 per diluted share, in the prior year period. FFO as adjusted excludes the impact of non-cash impairment charges of $0.02 per share in 2010 and $0.26 per share in 2009. FFO was $1.78 per diluted share in 2010 and $1.40 per diluted share in 2009.

Results for the Year Ended December 31, 2010

        Net income attributable to common stockholders was $610.4 million, or $2.10 per diluted share, for the year as compared to $283.1 million, or $1.05 per diluted share, in the prior year period.

        FFO as adjusted was $2.121 billion, or $6.03 per diluted share, for the year as compared to $1.977 billion, or $6.01 per diluted share, in the prior year period. FFO as adjusted excludes the $1.00 per diluted share loss on extinguishment of debt incurred in connection with two tender offers for outstanding senior notes in 2010 and the impact of non-cash impairment charges of $0.02 per share in 2010 and $0.68 per share in 2009. FFO was $5.01 per diluted share in 2010 and $5.33 per diluted share in 2009.

        "We delivered impressive results in an improving, but still challenging environment," said David Simon, Chairman and Chief Executive Officer. "Funds from operations as adjusted per share were $1.80 for the quarter, an increase of 8.4% over the same period one year ago. Our regional mall and Premium Outlet portfolio generated comparable property net operating income growth of 3.4% in the period, fueled by increases in occupancy and sales."

U.S. Operational Statistics(1)

	As of December 31, 2010	As of December 31, 2009
Occupancy(2)	94.2%	93.4%
Comparable Sales per Sq. Ft.(3)	$494	$452
Average Rent per Sq. Ft.(2)	$38.87	$38.47

(1)
Combined information for U.S. regional malls and U.S. Premium Outlets. Does not include information for properties owned by SPG-FCM (the Mills portfolio) or the properties acquired in the Prime Outlets transaction.

(2)
Represents mall stores in regional malls and all owned gross leasable area in Premium Outlets.

(3)
Rolling 12 month comparable sales per square foot for mall stores less than 10,000 square feet in regional malls and all owned gross leasable area in Premium Outlets.

Dividends

        Today the Company announced that the Board of Directors approved the declaration of a quarterly common stock dividend of $0.80 per share. This dividend is payable on February 28, 2011 to stockholders of record on February 14, 2011.

        The Company also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) Stock of $1.046875 per share, payable on March 31, 2011 to stockholders of record on March 17, 2011.

Development Activity

        On November 11th, the Company opened the second phase of Houston Premium Outlets® in Cypress (Houston), Texas. The 114,000 square-foot expansion brings the property to a total of 536,000 square feet of gross leasable area and 145 stores.

        The expansion added 25 new merchants including Saks Fifth Avenue Off 5th, A/X Armani Exchange, American Eagle Outfitters, Chico's, David Yurman, Ed Hardy, Esprit, Haggar Clothing Co., J.Crew, Jockey, Joe's Jeans, Jos. A. Bank, Lacoste, Merrell, Nautica, New York & Company, Nestle Toll House by Chip, Original Penguin, Talbots, Tory Burch, Tumi, White House / Black Market and Wilsons Leather. The Company owns 100% of this center.

        During the fourth quarter, construction started on the expansion of Pheasant Lane Mall in Nashua, New Hampshire. The Company owns 100% of this addition, which includes Dick's Sporting Goods, small shops and restaurants. The project is expected to be completed in October of 2011.

        Construction continues on the following projects:

  •
  A 70,000 square foot expansion of Las Vegas Outlet Center in Las Vegas, Nevada, expected to open in March of 2011. The Company owns 100% of this center.

  •
  Paju Premium Outlets, a new 328,000 square foot upscale outlet center with approximately 160 shops, located north of Seoul, South Korea. This will be the Company's second Premium Outlet Center in South Korea and is expected to open in March of 2011. The Company owns a 50% interest in this project.

  •
  A 52,000 square foot expansion of Tosu Premium Outlets in Fukuoka, Japan, expected to open in July of 2011. The Company owns a 40% interest in this project.

  •
  Johor Premium Outlets, a new 173,000 square foot upscale outlet center located in Johor, Malaysia. The center is located one hour's drive from Singapore and is projected to open in November of 2011. The Company owns a 50% interest in this project.

  •
  Merrimack Premium Outlets in Merrimack, New Hampshire. This new 380,000 square foot upscale outlet center is located one hour north of metropolitan Boston and is projected to open in the summer of 2012. The Company owns 100% of this center.

2011 Guidance

        The Company estimates that FFO will be within a range of $6.45 to $6.60 per diluted share for the year ending December 31, 2011, and diluted net income will be within a range of $2.55 to $2.70 per share.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2011	Low End	High End
Estimated diluted net income available to common stockholders per share	$2.55	$2.70
Depreciation and amortization including the Company's share of joint ventures	3.90	3.90

Estimated diluted FFO per share	$6.45	$6.60

        The 2011 guidance reflects management's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management's view of future capital market conditions, which is generally consistent with the current forward rates for LIBOR and U.S. Treasury bonds. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investors tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Time (New York time) today, February 4, 2011. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com.

Supplemental Materials and Website

        The Company has prepared a supplemental information package which is available at www.simon.com in the Investors section, Financial Information tab. It has also been furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

        We routinely post important information for investors on our website, www.simon.com, in the "Investors" section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

        This press release includes FFO and comparable property net operating income growth, which are adjusted from financial performance measures defined by accounting principles generally accepted in the United States ("GAAP"). Reconciliations of these measures to the most directly comparable GAAP measures are included within this press release or the Company's supplemental information package. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environ-mental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

        Simon Property Group, Inc. is an S&P 500 company and the largest real estate company in the U.S. The Company currently owns or has an interest in 393 retail real estate properties comprising 264 million square feet of gross leasable area in North America, Europe and Asia. Simon Property Group is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide. The Company's common stock is publicly traded on the NYSE under the symbol SPG. For further information, visit the Simon Property Group website at www.simon.com.

SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2010		2009		2010		2009
REVENUE:
Minimum rent	$672,606		$607,691		$2,429,519		$2,316,838
Overage rent	56,668		39,123		110,621		84,922
Tenant reimbursements	298,146		277,322		1,083,780		1,062,227
Management fees and other revenues	34,310		33,365		121,207		124,059
Other income	57,988		70,679		212,503		187,170

Total revenue	1,119,718		1,028,180		3,957,630		3,775,216
EXPENSES:
Property operating	98,615		98,905		414,264		425,703
Depreciation and amortization	276,418		239,425		982,820		997,598
Real estate taxes	90,893		82,784		345,960		333,957
Repairs and maintenance	37,875		29,811		102,425		91,736
Advertising and promotion	34,641		32,010		97,194		93,565
Provision for credit losses	5,190		3,319		3,130		22,655
Home and regional office costs	36,615		30,316		109,314		110,048
General and administrative	5,358		4,257		21,267		18,124
Impairment charge	—		56,875	(A)	—		197,353	(A)
Transaction expenses	6,418		5,697		68,972		5,697
Other	23,633		19,180		68,045		72,088

Total operating expenses	615,656		602,579		2,213,391		2,368,524

OPERATING INCOME	504,062		425,601		1,744,239		1,406,692
Interest expense	(252,405)		(263,705)		(1,027,091)		(992,065)
Loss on extinguishment of debt	—		—		(350,688)		—
Income tax (expense) benefit of taxable REIT subsidiaries	(2,291)		2,316		(1,734)		5,220
Income from unconsolidated entities	25,192		24,526		75,921		40,220
Impairment charge from investments in unconsolidated entities	(8,169	)(A)	(42,697	)(A)	(8,169	)(A)	(42,697	)(A)
Gain (loss) upon acquisition of controlling interest, and on sale or disposal of assets and interests in unconsolidated entities, net	687		(30,108)		321,036		(30,108)

CONSOLIDATED NET INCOME	267,076		115,933		753,514		387,262
Net income attributable to noncontrolling interests	48,318		17,678		136,476		77,855
Preferred dividends	835		6,712		6,614		26,309

NET INCOME ATTRIBUTABLE TO
COMMON STOCKHOLDERS	$217,923		$91,543		$610,424		$283,098

Basic Earnings Per Common Share:
Net income attributable to common stockholders	$0.74		$0.32		$2.10		$1.06

Percentage Change	131.3%				98.1%
Diluted Earnings Per Common Share:
Net income attributable to common stockholders	$0.74		$0.32		$2.10		$1.05

Percentage Change	131.3%				100.0%

SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	December 31, 2010	December 31, 2009
ASSETS:
Investment properties, at cost	$27,508,735	$25,336,189
Less—accumulated depreciation	7,711,304	7,004,534

	19,797,431	18,331,655
Cash and cash equivalents	796,718	3,957,718
Tenant receivables and accrued revenue, net	426,736	402,729
Investment in unconsolidated entities, at equity	1,390,105	1,468,577
Deferred costs and other assets	1,795,439	1,155,587
Note receivable from related party	651,000	632,000

Total assets	$24,857,429	$25,948,266

LIABILITIES:
Mortgages and other indebtedness	$17,473,760	$18,630,302
Accounts payable, accrued expenses, intangibles, and deferred revenues	993,738	987,530
Cash distributions and losses in partnerships and joint ventures, at equity	485,855	457,754
Other liabilities and accrued dividends	184,855	159,345

Total liabilities	19,138,208	20,234,931

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	85,469	125,815
Series I 6% convertible perpetual preferred stock, 19,000,000 shares authorized, 0 and 8,091,155 issued and outstanding, respectively, at liquidation value	—	404,558
EQUITY:
Stockholders' equity:
Capital stock (850,000,000 total shares authorized, $.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding, with a liquidation value of $39,847	45,375	45,704
Common stock, $.0001 par value, 511,990,000 shares authorized, 296,957,360 and 289,866,711 issued and outstanding, respectively	30	29
Class B common stock, $.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	8,059,852	7,547,959
Accumulated deficit	(3,114,571)	(2,955,671)
Accumulated other comprehensive income (loss)	6,530	(3,088)
Common stock held in treasury at cost, 4,003,451 and 4,126,440 shares, respectively	(166,436)	(176,796)

Total stockholders' equity	4,830,780	4,458,137
Noncontrolling interests	802,972	724,825

Total equity	5,633,752	5,182,962

Total liabilities and equity	$24,857,429	$25,948,266

SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2010	2009		2010	2009
Revenue:
Minimum rent	$502,964	$519,947		$1,960,951	$1,965,565
Overage rent	53,156	47,119		147,776	132,260
Tenant reimbursements	250,883	267,183		950,267	987,028
Other income	46,989	58,665		223,234	174,611

Total revenue	853,992	892,914		3,282,228	3,259,464
Operating Expenses:
Property operating	158,560	166,783		635,946	656,399
Depreciation and amortization	201,249	221,403		793,012	801,618
Real estate taxes	61,848	71,258		253,627	261,294
Repairs and maintenance	29,399	33,558		105,042	110,606
Advertising and promotion	18,564	20,188		61,814	65,124
Provision for (recovery of) credit losses	3,335	(2,787)		4,053	16,123
Impairment charge	—	18,249	(A)	—	18,249	(A)
Other	55,170	50,521		210,858	182,201

Total operating expenses	528,125	579,173		2,064,352	2,111,614

Operating Income	325,867	313,741		1,217,876	1,147,850
Interest expense	(215,437)	(222,953)		(868,856)	(884,539)
Income (loss) from unconsolidated entities	528	(2,356)		(840)	(4,739)
Impairment charge from investments in unconsolidated entities	(16,671)	—		(16,671)	—
(Loss) gain on sale or disposal of assets and interests in unconsolidated entities, net	(85)	—		39,676	—

Net Income	$94,202	$88,432		$371,185	$258,572

Third-Party Investors' Share of Net Income	$64,568	$57,665		$234,799	$170,265

Our Share of Net Income	29,634	30,767		136,386	88,307
Amortization of Excess Investment(B)	(12,653)	(13,844)		(48,329)	(55,690)
Our Share of Loss (Gain) on Sale or Disposal of Assets and Interests in Unconsolidated Entities, net	42	—		(20,305)	—
Our Share of Impairment Charge from Unconsolidated Entities(C)	8,169	7,603	(A)	8,169	7,603	(A)

Income from Unconsolidated Entities	$25,192	$24,526		$75,921	$40,220

SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	December 31, 2010	December 31, 2009
Assets:
Investment properties, at cost	$21,236,594	$21,555,729
Less—accumulated depreciation	5,126,116	4,580,679

	16,110,478	16,975,050
Cash and cash equivalents	802,025	771,045
Tenant receivables and accrued revenue, net	353,719	364,968
Investment in unconsolidated entities, at equity	158,116	235,173
Deferred costs and other assets	525,024	535,398

Total assets	$17,949,362	$18,881,634

Liabilities and Partners' Equity:
Mortgages and other indebtedness	$15,937,404	$16,549,276
Accounts payable, accrued expenses, intangibles and deferred revenue	748,245	834,668
Other liabilities	961,284	978,771

Total liabilities	17,646,933	18,362,715
Preferred units	67,450	67,450
Partners' equity	234,979	451,469

Total liabilities and partners' equity	$17,949,362	$18,881,634

Our Share of:
Partners' equity	$146,578	$316,800
Add: Excess Investment(B)	757,672	694,023

Our net Investment in Joint Ventures	$904,250	$1,010,823

SIMON
Footnotes to Financial Statements
Unaudited

Notes:

(A)
During the fourth quarter of 2010, the Company recorded an $8.2 million non-cash impairment charge related to an investment in an operating property in Italy. During the fourth quarter of 2009, the Company recorded non-cash impairment charges aggregating $88.1 million, net of tax benefit and adjusted for noncontrolling interest holders' share, related to two operational regional malls, certain parcels of land and non-retail real estate, and certain development costs related to projects no longer being pursued. In the second quarter of 2009, the Company recorded a non-cash impairment charge of $140.5 million.

(B)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

(C)
The Company's share of impairment charge from unconsolidated entities is included within the joint venture statements of operations. This charge is presented separately on the consolidated statements of operations along with $35.1 million of impairment charges of investments in certain unconsolidated entities and for which declines in value below our carrying amount were deemed other than temporary.

SIMON
Reconciliation of Non-GAAP Financial Measures(1)
Unaudited
(In thousands, except as noted)

Reconciliation of Consolidated Net Income to FFO and FFO as Adjusted

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2010	2009	2010	2009
Consolidated Net Income(2)(3)(4)(5)	$267,076	$115,933	$753,514	$387,262
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties	272,713	235,296	968,695	983,487
Simon's share of depreciation and amortization from unconsolidated entities	98,048	111,608	388,565	399,509
(Gain) loss upon acquisition of controlling interest, and on sale or disposal of assets and interests in unconsolidated entities, net	(687)	30,108	(321,036)	30,108
Net (income) loss attributable to noncontrolling interest holders in properties	(3,298)	2,568	(10,640)	(5,496)
Noncontrolling interests portion of depreciation and amortization	(1,959)	(2,143)	(7,847)	(8,396)
Preferred distributions and dividends	(1,313)	(8,144)	(8,929)	(38,194)

FFO of the Operating Partnership	$630,580	$485,226	$1,762,322	$1,748,280
Impairment charge	8,169	88,134	8,169	228,612
Loss on debt extinguishment	—	—	350,688	—

FFO as adjusted of the Operating Partnership	$638,749	$573,360	$2,121,179	$1,976,892

Per Share Reconciliation:
Diluted net income attributable to common stockholders per share	$0.74	$0.32	$2.10	$1.05
Adjustments to arrive at FFO:
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, net of noncontrolling interests portion of depreciation and amortization	1.05	1.01	3.86	4.22
(Loss) gain upon acquisition of controlling interest, and on sale or disposal of assets and interests in unconsolidated entities, net	—	0.09	(0.92)	0.09
Impact of additional dilutive securities for FFO per share	(0.01)	(0.02)	(0.03)	(0.03)

Diluted FFO per share	$1.78	$1.40	$5.01	$5.33
Impairment charge	0.02	0.26	0.02	0.68
Loss on debt extinguishment	—	—	1.00	—

Diluted FFO as adjusted per share	$1.80	$1.66	$6.03	$6.01

Details for per share calculations:
FFO of the Operating Partnership	$630,580	$485,226	$1,762,322	$1,748,280
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	—	6,832	3,676	27,444

Diluted FFO of the Operating Partnership	630,580	492,058	1,765,998	1,775,724
Diluted FFO allocable to unitholders	(107,500)	(81,132)	(295,304)	(305,150)

Diluted FFO allocable to common stockholders	$523,080	$410,926	$1,470,694	$1,470,574

Basic weighted average shares outstanding	292,931	283,968	291,076	267,055
Adjustments for dilution calculation:
Effect of stock options	230	366	274	316
Effect of contingently issuable shares from stock dividends	—	628	—	1,101
Impact of Series C preferred unit conversion	—	—	—	46
Impact of Series I preferred unit conversion	—	1,155	238	1,228
Impact of Series I preferred stock conversion	—	6,550	1,749	6,354

Diluted weighted average shares outstanding	293,161	292,667	293,337	276,100
Weighted average limited partnership units outstanding	60,248	57,782	58,900	57,292

Diluted weighted average shares and units outstanding	353,409	350,449	352,237	333,392

Basic FFO per share	$1.79	$1.42	$5.04	$5.39
Percent Change	26.1%		-6.5%
Diluted FFO per share	$1.78	$1.40	$5.01	$5.33
Percent Change	27.1%		-6.0%
Diluted FFO as adjusted per share	$1.80	$1.66	$6.03	$6.01
Percent Change	8.4%		0.3%

SIMON
Footnotes to Reconciliation of Non-GAAP Financial Measures
Unaudited

Notes:

(1)
This report contains measures of financial or operating performance that are not specifically defined by accounting principles generally accepted in the United States ("GAAP"), including funds from operations ("FFO"), FFO as adjusted, FFO per share and FFO as adjusted per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. As adjusted measures exclude the effect of certain non-cash impairment and debt-related charges. We believe these measures provide investors with a basis to compare our current operating performance with previous periods in which we did not have those charges. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  The Company determines FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company determines FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale of previously depreciated operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)
Includes the Company's share of gains on land sales of $2.4 million and $17.7 million for the three months ended December 31, 2010 and 2009, respectively, and $11.8 million and $19.9 million for the twelve months ended December 31, 2010 and 2009, respectively.

(3)
Includes the Company's share of straight-line adjustments to minimum rent of $8.3 million and $5.6 million for the three months ended December 31, 2010 and 2009, respectively, and $32.1 million and $30.9 million for the twelve months ended December 31, 2010 and 2009, respectively.

(4)
Includes the Company's share of the amortization of fair market value of leases from acquisitions of $5.1 million and $5.9 million for the three months ended December 31, 2010 and 2009, respectively, and $19.9 million and $24.9 million for the twelve months ended December 31, 2010 and 2009, respectively.

(5)
Includes the Company's share of debt premium amortization of $3.3 million and $4.0 million for the three months ended December 31, 2010 and 2009, respectively, and $12.7 million and $14.8 million for the twelve months ended December 31, 2010 and 2009, respectively.

(6)
Includes dividends and distributions on Series I preferred stock and Series C and Series I preferred units. All outstanding Series C preferred units were redeemed in August 2009 and all outstanding shares of Series I preferred stock and Series I preferred units were redeemed on April 16, 2010.

QuickLinks

  Exhibit 99.2